                                                                  EXHIBIT 10.8.1


                         NORTHTECH BUSINESS PARK LEASE


          Landlord:         Real Estate Income Partners, III,
                               Limited Partnership,
                               a Delaware limited partnership

          Tenant:           Penril Corp,.
                               a Delaware corporation

          PROPERTY:         1300 Quince Orchard Blvd.
                            Gaithersburg, Maryland

          DATE:             March 31, 1989

                          NORTHTECH BUSINESS PARK LEASE

      THIS LEASE AGREEMENT made this 31st day of March, 1989, by and between Real Estate Income Partners III, Limited Partnership, a Delaware limited partnership ("Landlord"), and Penril Corp., a Delaware corporation ("Tenant").

                             W I T N E S S E T H:

      1.    LEASE PREMISES

      Tenant hereby leases from Landlord for the term, at the rental and upon the conditions set forth herein, approximately 54,874 square feet of office space in that building known as 1300 Quince Orchard Boulevard, Gaithersburg, Maryland, as shown and described on the floor plan attached to this Lease as Exhibit "A" (the "Premises"), which is a part of NorthTech Business Park, as more fully shown in the site plan attached to this Lease as Exhibit "B."

      2.    TERM AND POSSESSION

      A.    Term

            The term of this Lease ("Term" ) shall be one hundred nineteen (119) months, plus any initial partial month, commencing on the later to occur of August 1, 1989, or the date Landlord tender possession of the Premises to Tenant in a condition reasonably satisfactory to Tenant, minor punchlist items excepted, or would have done so but or Tenant's acts or omission (the "Commencement Date"), unless terminated sooner pursuant to any provision hereof.

      B.    Possession

            If Landlord should be unable to deliver possession of the remises to Tenant on January 1, 1990 for any reason, Landlord shall O.T. be subject to any liability for failure to deliver possession by said due, except as provided in this Section 2.B. Tenant shall not be obligated to pay rent until the Commencement Date. Should tender of possession of the Premises be later than August 1, 1989, then and in that event, the Commencement Date of this Lease shall be adjusted by letter from Landlord to Tenant, to conform to such date, such as if the same had been originally named as the Commencement Date, and this Lease shall run for the full Term; provided that any failure to deliver possession by August 1, 1989, shall not in any other respect affect the validity of this Lease or the obligations of Tenant hereunder, except as otherwise stated herein. If permission is given to Tenant to enter into possession of the Premises prior to the Commencement Date, Tenant covenants and agrees that such occupancy shall be under all the terms, covenants and condition of this Lease, except for payment of Basic monthly rental. Except or minor punchlist items, Tenant's occupancy shall be deemed acceptance of possession of the Premises and shall be conclusive evidence that the Premises are in good order and satisfactory condition at the time of possession. Notwithstanding anything to the contrary herein, if Landlord is for reasons other than Tenant's acts


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
or omissions to tender possession of the Premises to Tenant in a condition reasonably satisfactory to Tenant, minor punchlist items excepted, by January 1, 1990, this Lease shall be subject to termination at the sole option and discretion of Tenant. In that event, Tenant may elect to terminate this Lease by giving written notice to Landlord within ten (10) days after January 1, 1990. If Tenant gives such notice, the Lease shall be terminated and neither Landlord nor Tenant shall have any further obligations to the Other. If Tenant does not give such notice, Tenant's right to terminate the Lease shall expire and the Lease Term shall commence in accordance with Section 2.A.

      3.    RENT

      Tenant shall pay to Landlord as rent for the Premises for the Term the sum of Six Million Thirty-Five Thousand Eight Hundred Sixty-Five and 67/100 Dollars ($6,035,865.67) and any additional initial partial monthly payment of Basic Monthly Rental as defined below (collectively, the "Base Rent"). The Base Rent shall be payable in monthly installments (subject to proration for partial months as hereinafter provided) in advance on the first day of each calendar month during the term hereof, as follows:

            Period                          Basic Monthly Rental
            ------                          --------------------
        Month 1 through and including
        month 12 and any initial
        partial month                          $25,150.58

        Month 13 through and including
        month 4                                 34,296.25

        Month 25 through and including
        month 36                                45,728.33

        Month 37 through and including
        month 48                                52,587.58

        Month 49 through and including
        month 60                                54,142.35

        Month 61 through and including
        month 72                                55,788.57

        Month 73 through and including
        month 84                                57,480.52

        Month 85 through and including
        month 96                                59,218.19


        Month 97 through and including
        month 108                               61,001.60

        Month 109 through and including
        month 119                               62,830.73

      The first monthly installment shall be payable upon the execution of this Lease and the remaining installments shall be payable, in advance, without notice or demand, on the first day of each month during the aforesaid term. Each monthly installment shall hereinafter be referred to as the "Basic Monthly Rental." Should the term of this Lease commence on a day other than the first day of a calendar month, Tenant agrees the Base Rent, Basic Monthly Rental and any Additional Rent (as defined below) for that month shall be prorated and adjusted accordingly, and rent for the remaining months shall be due and payable on the first of the month as provided above. The Basic Monthly Rental and any Additional Rent or sum due to Landlord shall be paid to Landlord at 27611 La Paz Road, Laguna Niguel, California 92656, or to such other party or other address as Landlord may from time to time designate by written notice to Tenant.

      4.    CONDITION OF PREMISES WHEN POSSESSION IS TENDERED

      Landlord shall tender possession of the Premises to Tenant in a condition reasonably satisfactory to Tenant, minor punchlist terms excepted, and all items therein to be furnished by Landlord to Tenant are warranted by Landlord to be of good, workmanlike quality and operating condition. The items to be furnished by Landlord are described in Exhibit "C, identified as the Outline Specification which is attached hereto and made a part hereof, and Landlord shall commence to furnish such items as promptly as reasonably possible after June 30, 1989. Landlord warrants that it shall comply with all applicable laws and has obtained all applicable licenses in connection with furnishing such items. Tenant shall have the right to inspect the Premises and all of the items installed therein or appertaining thereto prior to taking possession at time agreed to by the parties, and deliver to Landlord in writing within ten (10) working days thereafter, a checklist of those items that are not in good, operating or workmanlike condition. Landlord shall, within fifteen (15) day, commence to cure, at Landlord's sole expense, any bona fide Defects in the Premises or any of the items to be provided by Landlord and Landlord shall complete the same as soon as reasonably practical. It is expressly agreed by Tenant that the Commencement Date of this Lease shall not be delayed, and rent shall not be abated, during the period Landlord undertakes to cure any minor punchlist defect
o the Premises or items installed by Landlord. However, if defects are of such a nature as to render the Premises unusable or Tenant's business purposes as reasonably determined by Tenant, possession of the Premises will be delayed until Such defects are remedied and the Commencement Date shall be extended until the substantial defects are cured; provided that if such substantial defects are not cured to Tenant's reasonable satisfaction by January 1, 1990, Tenant shall have the right to terminate this Lease in accordance with Section 2.B. Tenant improvements other than those described in Exhibit "C" shall be installed at Tenant's sole cost and expense and such installation shall be subject to the provisions of Article 11. It is understood that Landlord will provide for the benefit of Tenant up to Ten Dollars ($10.00) per rentable square foot (approximately $548,740.00)


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
to accomplish the items described in Exhibit "C," and it is agreed that Landlord will furnish Tenant with bills and invoices which show the total amount Landlord has expended to accomplish or pay for the items. In the event that the actual amount expended is less than $48,740.00, then up to the difference between the actual amount expended and $548,740.00 shall be available to Tenant to use for the following purposes: Tenant's moving costs, purchase of a telephone system, or additional improvements to the building which Tenant may desire, provided Tenant will furnish Landlord with bills and invoices which should the total amount expended for these purposes.

      5.    LEASE IS NET NET NET

      A.    Tenant's Direct Responsibility

            Except for those items Landlord is responsible or pursuant to
Section 10.A., Tenant shall provide and pay for the upkeep o the Premise and all appliances and fixtures installed therein, and all of the mechanical, electrical and plumbing systems pertaining thereto including, but not limited to, the following:

            (i) Tenant covenants and agrees to pay all charges for gas, electricity, light, heat, power, telephone and other utilities, water, sewer, and other energy and/or environmental charges or surcharges, used, rendered or supplied to or for the Premises and to contract for the same in Tenant's own name and to make payments for the same directly to the supplier.

            (ii) Tenant shall provide and pay for its own housekeeping services; for keeping its exterior windows clean and for maintaining its entrances free and clear of dirt and debris.

            (iii) Tenant shall provide and pay or the repair and maintenance of the heating, ventilating and air-conditioning unit(s) and all ducts and vents related thereto and shall obtain at Tenant's own cost and expense a service contract with company satisfactory to Landlord, for the maintenance and repair of heating, ventilating and air-conditioning unit(s) and all ducts and vents and other electrical and mechanical systems and other systems related thereto (it shall be Landlord's obligation to ensure that the heating, ventilating and air-conditioning unit(s) and all ducts and vents and other electrical and mechanical systems and other systems related thereto are in a condition reasonably satisfactory for Tenant to obtain such service contracts). A copy of said service contract shall be furnished to Landlord and the service contracts shall recite that either Landlord or Tenant may request service pursuant to the terms of said contract, provided, however, that any requests by Landlord will be reasonable and Tenant shall be provided with notice of any such requests.

            (iv) Tenant shall provide an pay for the repaid and maintenance of all electrical wires, utility lines, electrical outlets and fixtures installed in the Premises.

            (v) Tenant shall provide and pay for maintenance and repair of all pipes, sinks, lavatories, toilets, sprinkler systems or other plumbing fixtures installed in the Premises.

            (vi) Tenant shall provide and pay for maintenance and repair of all exterior and interior doors, floors, ceilings, walls and windows at the Premises.

            (vii) Tenant shall provide an pay for the maintenance and repair of any other mechanical or non-mechanical systems that specifically serve the Premises.

            (viii)Tenant shall provide and pay for any other services or maintenance or repair which relate specifically to the Premises including, but not limited to, trash and snow removal, parking areas and walks and landscaped areas.

            To the extent Landlord shall receive guaranties for any of the items of work pertaining to Tenant's Premises and to the extent such guaranties are still in force and may be assigned, Landlord shall assign such guaranties to Tenant, provided, however, the parties understand that Landlord will have no responsibility for enforcing such guaranties and that such enforcement shall be solely the responsibility of Tenant. Landlord's responsibility for the maintenance or repair of the Premises shall cease upon delivery of possession to Tenant, except as otherwise herein specified.

      B.    Operating Charges

            In addition to the rent set forth in Article 3 above, Tenant further covenants and agrees to pay to Landlord as additional rent ("Additional rent"), payable pursuant to the provisions herein:

            (i) All real estate taxes and other taxes, licenses, permits, assessments made by governmental authorities and any and all other governmental charges or fees ("Taxes");

            (ii) All liability, casualty, extended risk, rental interruption, and other insurance coverages deemed reasonably necessary by Landlord which relate to the Premises ("Insurance"); and

            (iii) The aggregate of all costs and expenses incurred by Landlord in connection with the operation and maintenance of the Premises ("Operating Costs"). Such Operating Costs shall include, but not be limited to, the following:

                  (a) Public agency inspection fees or charges;

                  (b) legal and consulting fees and expenses;

                  (c) Management fees and compensation (including employment taxes and fringe benefits) of all employees who perform duties in connection with the operation, maintenance and repair of the Premises;

                  (d) Any other reasonable costs or expenses incurred by Landlord for the benefit of Tenant which are not otherwise paid directly by Tenant.

                  Tenant shall pay to Landlord, as Additional Rent, commencing on the Commencement Date, and continuing on the first day of each calendar month thereafter, an amount equal to one-twelfth (1/12th) of the then estimate Taxes and Insurance for such year. The Taxes and Insurance are estimated to be Ninety Six Thousand Nine Hundred Thirty-Seven and No/100 Dollars ($96,937.00) and Five Thousand Twenty-Four and No/100 Dollars ($5.024.00), respectively, in calendar 1989. Thereafter, Landlord shall deliver to Tenant a written estimate of the anticipated Taxes and Insurance for that calendar year.

                  On or before March 1 of each year following the Commencement Date, Landlord shall furnish to Tenant a statement showing the total actual Taxes and insurance for the calendar year just ended, including such reasonable detail as may be requested by Tenant. If the amount of estimated Taxes and actual Taxes and Insurance for such year, such excess shall be credited against the next installment of Tenant's Taxes and Insurance due from Tenant to Landlord hereunder. If the estimated Taxes and Insurance for such year are less than the actual Taxes and Insurance for such year, Tenant shall pay to Landlord, within thirty (30) days of Tenant's receipt of Landlord's statement, as Addition rent, a sum equal to the difference between the actual Taxes and Insurance actually paid. In the event the Term of this Lease expires, or this Lease is otherwise terminated, Landlord shall compute the credit or deficiency up to the date the Lease expired or was terminated, and the appropriate party shall immediately pay the other party in accordance with such calculations.

                  In addition, Tenant shall pay to Landlord, as Additional Rent, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter, an amount equal to one-twelfth (1/12th) of the Operating Costs for such year. The Operating Costs are estimated to be Forty-Four Thousand One and No/100 Dollars ($44,001.00) in calendar 1989. Thereafter, Landlord shall deliver to Tenant a written statement of the Operating Costs, due and payable by Tenant to Landlord, for that calendar year.

                  On or before March 1 of the year immediately following the Commencement Date, Landlord shall furnish to Tenant a statement showing the total actual Operating Costs for the calendar year just ended, including such reasonable detail as may be requested by Tenant. If the amount of estimated Operating Costs paid by Tenant for such year exceeds the actual Operating Costs for such year, such excess shall be credited against the next installments of Tenant's Operating Costs due from Tenant to Landlord hereunder. If the estimated Operating Costs for such year are less than the actual Operating Costs for such year, the Tenant shall pay to Landlord, within thirty (30) days of Tenant's receipt of Landlord's statement, as Additional rent, a sum equal to the difference between the actual Operating Costs and the estimated Operating Costs actually paid, provided, however , that the difference due from Tenant and payable to Landlord shall not exceed Four Thousand Four hundred and No/100 Dollars ($4,400.00). Landlord and Tenant agree that the aggregate Operating Costs, due and payable by Tenant, will increase three percent (3%) per annum, effective on the first day of January, for each and every calendar year after the Commencement Date; that is, the aggregate Operating Costs shall be one hundred three percent (103%) of the total Operating Costs due and payable for the immediately preceding calendar year. In the event this Lease is terminated, Landlord shall compute the credit or deficiency up to the date the Lease was terminated, and the appropriate party shall immediately pay the other party in accordance with such calculations.

      6.    LAST MONTH'S RENT

            Upon occupancy of the Premises, Tenant shall deposit the sum of Sixty-Two Thousand Eight Hundred Thirty and 73/100 Dollars ($62,830.73) with Landlord as Basic monthly rent for the last month of the term. In the event the Term of this Lease expires, or this Lease is otherwise terminated, Landlord shall be entitled to retain said Last Month's Rent. In the event this Lease shall be terminated due to Landlord's breach, or for any reason other than default or breach by Tenant, then to the extent that the Last Month's rent exceeds the applicable Basic Monthly Rent for the last valid month of the Lease prior to such termination, such excess shall be promptly returned by Landlord to Tenant, otherwise Landlord shall retain said Last Month's rent in addition to the other remedies provided herein and by law. Upon any sale or transfer of its interest, Landlord shall transfer the Last Month's rent to its successor in interest with the specific understanding and acknowledgment of said successor that Tenant shall be duly credited with such Last Month's Rent, and thereupon, Landlord shall be released from any liability or obligation with respect thereto.

      7.    INSURANCE

            A.    Tenant

                  During the term of this Lease, Tenant shall keep the following insurance in full force and effect:

                  (i) Comprehensive general liability insurance for the benefit of Tenant and Landlord, who will be named as an additional insured with Tenant. The insurance shall cover claims for personal injury, bodily injury, death or property damage. Said insurance shall protect Landlord against claims by Tenant, its employees, agents, invitees or contractors, or third parties. The coverage limits shall not be less than One Million and No/100 Dollars ($1,000,000.00) combined single limit per occurrence; such insurance may be furnished under a primary policy and an "umbrella" policy, provided that it is primary insurance and not excess over or contributor with any insurance in force for Landlord. The amount and coverage of such insurance shall not relieve or limit Tenant's liability for any obligation under this Lease;

                  (ii) A policy of fire, extended coverage, and vandalism and malicious mischief insurance, insuring the personal property, furniture, furnishings and fixtures belonging to Tenant located on the Premises for not less than one hundred percent (100%) of the actual replacement value thereof; and


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
                  (iii) Workmen's Compensation insurance covering Tenant's employees.

                  The insurance coverages described in subparagraphs (i), (ii) and (iii) above shall be at Tenant's sole cost and expense and shall contain a waiver of subrogation against Landlord.

                  Each insurance policy obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord with at least thirty (30) days prior written notice of any material change, non-renewal or cancellation of the policy and shall be in a form and from an insurance company satisfactory to Landlord and shall be procured from an insurance company authorized to do business in the state of Maryland. In addition, any insurance policies obtained by Tenant shall be written as primary policies, non-contributing with or in excess of any coverage which Landlord may carry, with loss payable clauses satisfactory to Landlord and in favor of Landlord and naming Landlord as an additional insured. The liability limits of the above-described insurance policies shall in no manner limit the liability of Tenant under the terms of Article 8 below. Not more frequently than every two
(2) years, if, in the opinion of Landlord, the amount of liability insurance specified in this Article is not adequate, the above-described limits of coverage shall be reasonably adjusted by Landlord, by written notification to Tenant.

                  If, on account of the failure of Tenant to comply with the provisions of this Article, Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefore and evidence of such loss.

                  On or before the Commencement Date and from time to time thereafter within ten (10) days of Landlord's request therefor, Tenant shall provide Landlord with a certificate of insurance for each insurance policy required by this Lease. In the event such certificates of insurance are not provided to Landlord in a timely manner, Landlord at its sole option, may declare this Lease in default and exercise any and all of the remedies herein provided in the event of a default by Tenant, or Landlord may provide in the event of a default by Tenant, or Landlord may provide the appropriate insurance coverage set forth hereinabove and charge the cost thereof to the Tenant as Additional Rent.

            B.    Landlord

                  Landlord shall, during the Term hereof, keep in full force and effect the following insurance:

                 (i) A policy of fire, extended coverage and vandalism and malicious mischief insurance insuring the Premises, in an amount at least equal to the full replacement cost thereof; and


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
                  (ii) Such other insurance as Landlord deems reasonably necessary in its sole absolute discretion.

                  Such insurance policies shall be issued in the names of Landlord and Landlord's lender if Landlord's lender so requires, as their interests appear. The insurance policies shall provide that any proceeds shall be made payable to Landlord, or to the holders of mortgages or deeds of trust encumbering Landlord's interest in the Premises, as their interests shall appear. All insurance premiums for Landlord's insurance shall be included in the Operating Costs. Such insurance policies may provide for reasonable deductibles.

      8.    INDEMNITY

            Tenant shall defend and indemnify Landlord and save it harmless from and against any and all liability, damages, costs, or expenses, including attorney's fees, arising from any act, omission or negligence of Tenant or its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Premises, or arising from any breach or default under this Lease by Tenant or arising from any accident, injury or damage, howsoever, and by whomsoever caused, to any person or property occurring in or about the Premises, except for any liability imposed upon Landlord in connection with pre-material problems not caused by Tenant. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claims by Tenant's insurance carriers, unless such damage shall be caused by the negligence of Landlord. None of the events or conditions set forth in this paragraph shall be deemed a constructive or actual eviction or entitle Tenant to any abatement or reduction or rent.

      9.    USE OF PREMISES

            A.    Permitted Uses

                  Tenant shall use the Premises for general office use, planning, engineering, design, development and implementation of products and services (excluding heavy manufacturing), computer operations, software and hardware development and light assembly and storage reasonably related to such uses, and for such other lawful purposes as may be incidental thereto, and for no other use. Notwithstanding the above, Tenant shall not do or permit anything to be done in or about the Premises which will allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

            B.    Compliance With Laws

                  Tenant shall not use the Premises in any way (or permit or suffer anything to be done in or about the Premises) which will conflict with any law, statute, ordinance or governmental rule or regulation, or of any covenant, condition or restriction (whether or not of public record) affecting the Premises, now in force or which may hereafter be enacted or promulgated. Except for those items Landlord is responsible for pursuant to
Section 10.A., Tenant shall, at its sole cost and expense, promptly comply with
(i) all laws, statutes, ordinances and governmental rules and regulations, now in force or which may hereafter be in force, (ii) all requirements, covenants, conditions and restrictions, now in force or which may hereafter be in force and
(iii) all requirements, now in force or which may hereafter be in force, of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting Tenant's use or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, governmental rule or regulation or any requirement, covenant, condition or restriction shall be conclusive of the fact as between Landlord and Tenant. Tenant agrees to fully indemnify Landlord against any liability, claims or damages arising as a result of a breach of the provisions of this Article 9 by Tenant, and against all costs incurred by Landlord in connection therewith, which indemnity shall survive the expiration or earlier termination of this Lease.

            As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waster or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or"toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation, petroleum-based products, paints solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of person. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Premises. Notwithstanding any other provisions herein to the contrary, it is understood and agreed that Tenant shall be allowed to use and store the following substances on the Premises, such substances being required for the normal business operation of Tenant, so long as there are no laws, rules, regulations or requirements prohibiting such use or storage, and provided that Tenant uses, stores and disposes of said substances all in accordance with all laws, rules, regulations and requirements pertaining to said substances of any present or future agency or governmental body having jurisdiction over the use, storage and disposal of said substances:

                  1.    Ammonium Hydroxide      Ozalid machine developer non-
                                                flammable.

                  2.    Phosphoric Acid         Ammonia vapor absorber (Ozalid
                                                machine) non-flammable.

                  3.    Blaco-Tron TB+          Tricholorotrifuorenthane ethyl alcohol
                                                mixture (Freon + alcohol) non-
                                                flammable.

                  4.    Alpha #2110             Rosin cleaner (Saponifier) non-
                                                flammable.

                  5.    Hollis 600              Soldering (tinning) fluid non-
                                                flammable.

                  6.    Alpha #K183             Organic-activated flux, alcohol based,
                                                flammable.  Stored in approved safety
                                                cabinet.  Approved by Federal ,state
                                                and City of Gaithersburg.

                  7.    Flux Thinner            Ethyl alcohol, denatured, flammable.
                                                Stored in approved cabinets as above.

                  8.    Alpha #K2165            Scale strip.  Acid used to clean PCB
                                                cleaner.  Non-flammable.


      C.    Landlord's Rules and Regulations

            Tenant shall, and Tenant agrees to cause its agents, servants, employees, invitees, and licensees to observe and comply fully and faithfully with the rules and regulations (the "Rules") attached hereto as Exhibit "D" or such rules and regulations which may hereafter be adopted by Landlord for the care, protection, cleanliness, and operation of the Premises and any modifications or additions to the Rules adopted by Landlord; provided that, Landlord shall give written notice thereof to Tenant.

      10.   MAINTENANCE AND REPAIRS

      A.    Landlord's Obligations

            Landlord shall keep in good condition and repair, at Landlord's cost and expense, foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises; provided, however, Landlord shall not be required to make any repairs that are th obligation of


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
Tenant hereunder, or repairs for damage caused by any negligent or intentional act or omission of Tenant or any person claiming though or under Tenant or any of Tenant's employee's suppliers, shippers, customers of invitees, in which event Tenant shall repair such damage at its sole cost and expense. Tenant shall promptly give Landlord written notice of defects or needed repairs which are Landlord's obligations hereunder, and Landlord shall promptly repair or cure such defect. Landlord shall not be liable for, and there shall be no abatement of rent with respect to, any injury to or interference with Tenant's business arising from any repair, maintenance, alteration or improvement in and an to any injury to or interference with Tenant's business arising from any repair, maintenance, alteration or improvement in and to any portion of the Premises. ant hereby waives and releases its right to make repairs at Landlord's expense, except in the vent of an emergency such as when Tenant's business operations are threatened with immediate and serious disruption (as reasonably determined by Tenant) and Landlord has not made the needed repair.

      B.    Tenant's Obligations

            In accordance with and as specified in Article 5 above, Tenant shall make all repairs and replacements as and when Landlord reasonably deems necessary to preserve in good working order and condition the Premises and every part thereof including, without limitation, all plumbing, heating, ventilating and air-conditioning systems, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, windows, doors, cabinets, draperies, window coverings, carpeting and other floor coverings, plate glass and skylights located within the Premises and any other repairs not expressly assumed by Landlord hereunder. Tenant shall, at its sole cost and expense, make all repairs to the Premises which are required, in the reasonable opinion of the Landlord, as a result of any misuse or neglect committed or permitted by Tenant or by any subTenant, agent, employee, or servant of Tenant. In addition, Tenant shall at its sole cost and expense, repair any damage to the Premises which is caused by any invitee of Tenant. Tenant shall be required to maintain the Premises in good and sanitary order, condition and repair at Tenant's sole cost and expense.

      C.    Landlord's Right to Make Repairs

            In the event that Tenant fails to maintain the Premises in good and sanitary order, condition and repair as required by this Lease, then, following written notification to Tenant (except in the case of an emergency, in which case no prior notification shall be required), Landlord shall have the right, but not the obligation, to enter the Premises and to do such acts and expend such funds at the expense of Tenant as are required to place the Premises in good and sanitary order, condition and repair. Any amount so expended by Landlord shall be paid by Tenant promptly upon demand. Landlord shall have no liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, equipment, furniture or other property or for any inconvenience or interference with the use of the Premises by Tenant resulting from Landlord's performance of such maintenance or repair work. However, Landlord shall be responsible for correcting any negligent maintenance or repair work performed by Landlord.

      D.    Condition of Premises Upon Surrender

            Tenant shall, upon the expiration of earlier termination of the Term, surrender the Premises to Landlord in the same condition as on the date Tenant took possession, broom clean, however, reasonable wear and tear excepted. All appurtenances, trade fixtures, improvements, additions and other property attached to or installed in the Premises, by or on behalf of Tenant, shall be removed by Tenant if requested by Landlord pursuant to the terms of this Lease, or shall remain the property of Landlord, at Landlord's option. Any furnishings, trade fixtures and Tenant's personal property installed on the Premises by Tenant at Tenant's sole cost and expense, that are removable without material damage to the Premises, whether the property of Tenant or leased by Tenant, shall be and remain the property of Tenant and, at the expiration of the Term shall be removed by Tenant at Tenant's sole cost and expense. Tenant shall promptly repair any damage to the Premises resulting from such removal. Any of Tenant's property not removed from the Premises prior to the expiration of the Term shall, at Landlord's option, either become the property of Landlord or be removed by Landlord, and Tenant shall pay to Landlord the cost of such removal within ten (10) days after delivery of a bill therefore. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment shall be promptly repaired by Tenant at Tenant's expense.

      11.   ALTERATIONS, ADDITIONS AND TRADE FIXTURES

            Tenant shall not make any alterations, modifications or improvements to the Premises, or nay part thereof, whether structural or non-structural (hereinafter "Alterations"), without Landlord's prior written consent which will not be unreasonably withheld. In order to obtain Landlord's consent, Tenant shall submit such information as Landlord may require including, without limitation (i) plans and specification, (ii) permits, licenses and bonds and
(iii) evidence of insurance coverage in such types and amounts and from such insurers as Landlord deems satisfactory. All Alterations shall be done in a good and workmanlike manner by qualified and licensed contractors or mechanics, as approved by Landlord. In no event shall alterations affect the structure of the Premises or its exterior appearance. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability , loss, damage, cost or attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant. Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times the estimated cost of such improvements, to insure Landlord against any liability for mechanic's liens and to insure completion of the work. Landlord shall have the right at all times to post on the Premises, any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Premises, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least thirty (3) business days notice of commencement of any construction on the Premises.

            Landlord reserves the right to make alterations, improvements, modifications or additions to the Premises without the consent of Tenant, provided, however, that Tenant's use, occupancy and quiet enjoyment of the Premises is not unreasonably disturbed.

      12.   ROOF

            Tenant agrees that it will not and will not permit, nor cause its agent, employees, or invitees to, place any thing or material on the roof or in the gutters and downspouts of the Premises, or to cut, drive nails into or otherwise penetrate or mutilate the roof without Landlord's prior written consent.

      13.   MECHANIC'S LIENS

            Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligation incurred by or for Tenant or any person or entity claiming through or under Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause such lien to be released by such means as Landlord deems proper, including payment of the claim giving rise to such lien. Al such sums paid and expenses incurred by Landlord in connection therewith shall be payable to Landlord by Landlord in connection therewith shall be payable to Landlord by Tenant with interest at the rate of one and one-half percent (1-1/2%) per month (but not to exceed the maximum legal rate) from the date of payment and shall be due and payable to Landlord by Tenant on demand.

      14.   ENTRY BY LANDLORD

            Landlord reserves and shall at any reasonable and all times have the right to enter the Premises, subject to Tenant's reasonable security policies and procedures to inspect the same, and to determine whether Tenant is complying with its obligations hereunder, to supply any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, mortgagees or Tenants, to post notices of non-responsibility, and to alter, improve, or repair the Premises and any portion thereof, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures that are reasonably required by the character of the work to be performed by Landlord, provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury of inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premiss. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in the event of any emergency. Any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, or nay portion thereof. Notwithstanding any language to the contrary contained hereinabove, Landlord agrees that Landlord will, except in the case of emergency, give Tenant twenty-four (24) hours notice before entering Tenant's Premises and will abide by all reasonable rules and regulations of Tenant including, but not limited to, the provision that Landlord, its agents or employees will be escorted by security officers or other employees of Tenant, wear badges and otherwise comply with the reasonable request of Tenant relating to the maintenance of security.

      15.   DESTRUCTION

      A.    Minor Insured Damages

            In the event the Premises, or any portion thereof, is damaged or destroyed by any casualty that is covered by the insurance maintained by Landlord pursuant to Article 7 above, Landlord shall rebuild and restore the Premises, and repair the damaged portion thereof, provided that: (i) the amount of insurance proceeds available to Landlord equal or exceeds the cost of such rebuilding, restoration and repair; (ii) the damage or destruction has occurred more than twenty-four (24) months before the expiration of the Term; and (iii) such rebuilding, restoration or repair is then permitted, under applicable governmental laws, rules and regulations, to be done in such a manner as to return the Premises to substantially its condition immediately prior to the damage or destruction including, without limitation, the same net rentable floor area. To the extent that insurance proceeds must be paid to a mortgagee or beneficiary under, or must be applied to reduce any indebtedness secured by, a mortgage or deed of trust encumbering the Premises, such proceeds, for the purposes of this Section, shall be deemed not available to Landlord unless such mortgagee beneficiary permits Landlord to use such proceeds for the rebuilding, restoration and repair of the Premises. Notwithstanding the foregoing, Landlord shall have no obligation to repair any damage to, or to replace any of, Tenant's personal property, furnishings, fixtures, equipment or other such property or effects of Tenant.

      B.    Major Damage or Uninsured Damage

            In the event the Premises, or any portion thereof, is damaged or destroyed by any casualty and Landlord is not obligated, under Section A, next above, to rebuild or restore the Premises or to repair the damaged portion thereof, then Landlord may, at its option, either: (i) rebuild restore the Premises and repair the damaged portion thereof; or (ii) terminated this Lease effective as of the date the damage or destruction occurred. if Landlord does not give Tenant written notice within thirty (30) days after the damage or destruction occurs of its election to rebuild or restore the Premises, and repair the damaged portions thereof, Landlord shall be deemed to have elected to terminate this Lease.

      C.    No Abatement of Rent

            There shall be no abatement of rent by reason of damage to or destruction of the Premises, or any portion thereof, and this Lease shall continue in full force and effect after such damage or destruction, except that, to the extent that either: (i) Landlord receives insurance proceeds for loss of rental income attributable to the Premises; or (ii) the floor area of the Premiss cannot be reasonably used by Tenant for conduct of its business, the Basic Monthly Rental shall abate proportionately according to (i) or (ii) above commencing thirty (30) days after the damage to or destruction of the Premises, and except that, if Landlord elects to terminate this Lease as provided in Section B, next above, no obligation shall accrue under this Lease after such termination. Notwithstanding the provisions of this Article if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their employees, suppliers, shippers, customer or invitees, then there shall be no abatement for rent by reason of such damage, unless Landlord is reimbursed for such abatement pursuant to any rental insurance policy that Landlord may, in its sole discretion, elect to carry.

      D.    Termination

            Notwithstanding the above, in the event the Premises are destroyed by fire or other casualty so as to be more than thirty (30%) percent untenable and its shall require more than ninety (90) days for the Landlord to commence restoration of same, then either party hereto, upon written notice to the other party, which notice shall be given within thirty (30) days after such destruction, may terminate this Lease, in which case, the rent shall be apportioned and paid to the date of said fire or casualty.

      16.   DEFAULTS AND REMEDIES

            Provided, and it is hereby mutually covenanted and agreed, that if Tenant shall fail to keep and perform each and every covenant, condition and agreement herein contained including, but not limited to, the timely payment of rent, or if Tenant shall abandon or evidence any intention to abandon the Premises, or if the Premises shall become vacant or deserted, or if the estate created shall be taken on executions or other process of law, or if Tenant shall petition to be declared or shall be declared bankrupt or insolvent according to law, or if any assignment shall be made of Tenant's property for the benefit of creditors, then and in each and every such case, from thenceforth and at all times thereafter, at the sole option of Landlord, Tenant's right of possession shall thereupon cease and terminate, and Landlord shall be entitled to possession of the Premises, to remove all persons and property therefrom, and to re-enter the same without further demand of rent or demand of possession of said Premises, subject, however, to due process of law, and in the event of such re-entry or retaking by Landlord, Tenant shall nevertheless remain in all events liable and answerable for the full rental to the date of retaking or re-entry, and Tenant shall also be and remain answerable in damages for any and all loss or damage and for the deficiency or loss of rent which Landlord may thereby sustain in respect of the balance of the Term; and in such case, Landlord reserves full power, which is hereby acceded by Tenant, to let the said Premises for the benefit of Tenant, to let the said

Premises for the benefit of Tenant in liquidation and discharge, in whole or in part, as the case may be, of the liability of Tenant under the terms and provisions of this Lease; and such damages, at the option of Landlord, may be recovered by it at the time of the retaking or re-entry, or in separate actions, from time to time, as Tenant's obligation to pay rent would have accrued if the Term had continued, or from time to time as said damages shall have been made more easily ascertainable by relettings of the Premises.

            All rents received by Landlord in any reletting shall be applied: first, to the payment of such expenses as Landlord may have incurred in recovering possession of the Premises and in reletting the same; second, to the payment of any costs and expenses incurred by Landlord either for making necessary repairs to the Premises or in curing any default on the part of the Tenant in a covenant or condition herein made binding upon Tenant; and, last, any remaining rent shall be applied toward the payment of rent due from Tenant under the terms of this Lease, with interest; and Tenant expressly agrees to pay any deficiency then remaining. Landlord, however, at its option, may refrain from terminating Tenant's right of possession, and in such case, may enforce against Tenant the provisions of this Lease for the full Term hereof; and it is further provided, that if, under the provisions hereof applicable, summary process shall be served, and a compromise or settlement therefor shall be made, it shall not be constituted as a waiver of any breach of any covenant, condition or agreement as a waiver of any breach of any covenant, condition or agreement herein contained, shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof.

            No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver shall be in writing signed by Landlord or Tenant. No payment by Tenant or receipt by Landlord of the lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to rec over the balance of such rent or pursue any other remedy provided in this Lease.

      17.   WAIVER OF JURY TRIAL BY TENANT

            Tenant and Landlord waive the right to a jury trial in any suit by Landlord for possession, or in any other suit or action relating to or arising from this Lease in which Landlord and Tenant are opposing parties.

      18.   CONDEMNATION

            If the whole of the leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in the condemning authority and all rentals shall be paid up to that date, and Tenant shall have no claim against Landlord nor the condemning authority for the value of any unexpired term of this Lease.

            If any part of the leased Premises shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall render the leased Premises unsuitable of the business of Tenant, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding. Tenant shall have no claim against Landlord nor the condemning authority for the value of any unexpired term of this Lease and rent shall be adjusted to the date of such termination. In the event of a partial taking or condemnation which is not extensive enough to render the Premises unsuitable for the business of Tenant, then Landlord shall promptly, at its cost, restore the Premises to a condition comparable to its condition at the time the Premises were tendered to Tenant, pursuant to Article 2, less the portion lost in the taking, except that Landlord shall not be obligated to repair any damage for which, or restore the Premises to the extent that, Tenant has been reimbursed by the condemning authority. Thereafter, this Lease shall continue in full force and effect with rent adjusted pro rata as to the date and portion of the lost Premises.

            In the event of any condemnation or taking as aforesaid, whether whole or partial, Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award.

            Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damages to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

            Landlord may, without any obligation to Tenant, agree to sell and/or convey to the condemnor the Premises, or any portion thereof, sought by the condemnor, without first requiring that any action or proceedings be instituted or, if instituted, pursued to a judgment.

      19.   HOLDING OVER

            Any holding over after the expiration of the Term, with the consent of the Landlord, shall be construed to be tenancy from month to month at two hundred percent (200%) of the rent herein specified (prorate on a monthly basis) unless Landlord shall specify a different lesser rent in its sole discretion, together with an amount estimated by Landlord for the monthly Operating Costs payable under this Lease, and shall otherwise be on the terms and conditions herein specified as far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and shall entitle Landlord to re-enter the Premises as provided in Article 14 hereof.

      20.   ATTORNEYS' FEES

            Tenant shall pay to Landlord all amounts for costs including, but not limited to, attorneys' fees and amounts paid to any collection agency, incurred by Landlord in connection with any breach or default by Tenant under this Lease or incurred in order to enforce or interpret the terms or provisions of this Lease. Such amounts shall be payable upon demand. In addition, if any action shall be instituted by either Landlord or Tenant for the enforcement or interpretation of nay of its rights or remedies in or under this Lease, the prevailing party shall be entitled to recover from the losing party all costs incurred by the prevailing party in said action and any appeal therefrom, including reasonable attorneys' fees and court costs to be fixed by the court therein. In the event Landlord is made a party to any litigation between Tenant and any third party, then Tenant shall pay all costs and attorneys' fees incurred by or imposed upon Landlord in connection with such litigation, unless Landlord is at fault and such costs and attorneys' fees are not covered by insurance which Tenant should have obtained pursuant to this Lease.

      21.   ASSIGNMENT AND SUBLETTING

      A. Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenants' leasehold estate hereunder (collectively, "Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises (collectively, "Sublease") or any portion thereof without Landlord's prior written consent in each instance, except as provided in Section B below, however, Landlord shall not unreasonably withhold its consent.

      B. Tenant may assign this Lease or sublease the Premises, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume, in writing, all of Tenant's obligations under this Lease.

      C. If Tenant desires to assign the Lease or sublease the Premises, Tenant shall have the right, but not the obligation, to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate as to the portion of the Premises that Tenant proposes to assign or sublease within twenty (2) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Tenant has not offered to terminate this Lease or if Landlord does not so elect to terminate, the Lease shall continue in effect until otherwise terminated and the provisions of Section D with respect to any proposed assignment or sublease shall continue to apply.

      D. Tenant's request to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, shall be set forth by written notice to Landlord, which notice shall contain: (i) the name of the proposes assignee, subTenant or occupant; (ii) the nature of the proposed assignee's, subTenant's or occupant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Assignment or Sublease; and (iv) such financial information as Landlord may reasonably request concerning the proposed assignee, subTenant or occupant.

      E. At any time within fifteen (15) days after Landlord's receipt of the notice specified in Section D above, Landlord may by written notice to Tenant elect to: (i) sublease itself the portion of the Premises specified in Tenant's notice hereunder, or any portion thereof; (ii) take an assignment of Tenant's leasehold estate specified in Tenants' notice hereunder, or any portion thereof;
(iii) consent to the Sublease or Assignment; or (iv) disapprove the Sublease or Assignment, although Landlord will not unreasonably disapprove such Sublease or Assignment. In the event Landlord elects to sublease or take an assignment from Tenant as described in subsection (i) and (ii) above, the rent payable by Landlord shall be ninety-five (95%) percent of the amount Tenant would have received from a subTenant.

of assumption shall not release or discharge the assignee from its liability as set forth above.

      I. Notwithstanding Section 21.H., should Tenant's DataComm Division be purchased by another person or entity which desires to become the assignee of Tenant under this Lease, and should said purchaser have a financial condition and creditworthiness equal to or greater than that of Tenant at the Commencement Date, as determined by Landlord in Landlord's sole discretion, then, and only then, will this be and Assignment of the Lease in which the assignee assumes all of the rights and obligations of the Lease and Tenant is concurrently released of all rights and obligations hereunder, effective as of the date of said Assignment.

      J. Tenant shall pay Landlord's reasonable expenses for each such proposed transfer to cover the legal review and processing expenses of Landlord, whether or not Landlord shall grant its consent to such proposed transfers, Assignments or Sublease.

      22.   MORTGAGE PROTECTION/SUBORDINATION

      A.    Subordination or Superiority of Other Loans

            As to any loan that may be secured on the subject realty of which the Tenant's Premises are a part, the rights of Tenant under this Lease are and shall be, at the option of Landlord, either subordinate or superior to any first mortgage or first deed of trust (including a consolidated mortgage or deed of trust) constituting a lien on the Premises or Landlord's interest therein or any part thereof, whether such mortgage or first deed of trust has hereto fore been, or may hereafter be, placed upon the Premises by Landlord, and to any ground or master lease if Landlord's title to the Premises or any part thereof is or shall become a leasehold interest. To further assure the foregoing subordination ro superiority, Tenant shall, upon Landlord's request, together with the request of any first mortgagee under a mortgage or beneficiary under a first deed of trust or ground or master lessor, execute any instrument that does not materially and adversely affect Tenant's rights or duties under this Lease, or instruments intended to subordinate this Lease, or at the option of Landlord, to make superior to any first mortgage, first deed of trust, or ground or master lease.

      B.    Attornment

            Notwithstanding the provisions of Section A, next above, Tenant agrees: (i) to attorn to any mortgagee of a mortgage or beneficiary of a deed of trust encumbering the Premises and to any party acquiring title to the Premises by judicial foreclosure, trustee's sale, or deed in lieu of foreclosure, and to any ground or master lessor, as the successor to Landlord hereunder; (ii) to execute any attornment agreement reasonably requested by a mortgagee, beneficiary, ground or master lessor, or party so acquiring title to the Premises; and (iii) that this Lease, shall remain in force notwithstanding any such judicial foreclosure, trustee's sale, deed in lieu of foreclosure, or merger of titles.

      23.   ESTOPPEL CERTIFICATE/FINANCIAL STATEMENTS/TRANSFER OF
            LANDLORD'S INTEREST

      A.    Estoppel Certificate

            Tenant, at any time and from time to time upon not less than ten
(10) days prior written notice from Landlord, agrees to execute and deliver to Landlord a statement: (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any; and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if they are claimed evidencing the status of this Lease. Tenant's failure to deliver an estoppel certificate within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) to Tenant's knowledge there are not uncured defaults in Landlord's performance; and (iii) no rent has been paid in advance except as set forth in this Lease.

      B.     Furnishing of Financial Statements

            Landlord has reviewed financial statements if so requested of Tenant and has relied upon the truth and accuracy thereof with Tenant's knowledge and representations of the truth and accuracy of such statements and that said statements accurately and fairly depict the financial condition of Tenant. Said financial statements are an inducing factor and consideration for the entering into of this Lease by Landlord with Tenant. Tenant shall, at any time and from time to time upon not less than thirty (30) days prior written notice from Landlord, furnish Landlord with financial statements as are publicly available, reflecting Tenant's then financial condition.

      C.    Liability of Transferee

            In the event Landlord shall sell or otherwise convey its title to the Premises, after the effective date of such sale or conveyance Landlord shall have no further liability under this Lease to Tenant except as matters of liability which have accrued and are unsatisfied as of the date of sale or conveyance, and Tenant shall seek performance solely from Landlord's purchaser or successor in title.

      24.   PARKING

            Tenant agrees to maintain or cause to be maintained the automobile parking area and to maintain and operate, or cause to be maintained and operated, said automobile parking area during the Term of this Lease for the benefit and use of the customers, service suppliers, other invitees and employees of Tenant. There will be no additional charges for parking. Whenever the words "automobile" or "parking area" are used in this Lease, it is intended that the same shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, entrances and exist and sidewalks, landscaped area, pedestrian passageways in conjunction therewith and other areas designed for parking. Tenant shall keep said automobile parking area in a neat, clean and orderly condition, properly lighted and landscaped, and shall repair any damages to the facilities thereof. Nothing contained herein shall be deemed to impose liability upon Landlord for personal injury or theft, for damage to any motor vehicle, which is suffered by Tenant or any of its employees, customers, service suppliers or other invitees in connection with their use of said automobile parking area. Landlord shall also have the right to establish such reasonable rules and regulations as may be deemed desirable, at Landlord's sole discretion, for the proper and efficient operation and maintenance of said automobile parking area. Tenant shall comply with any such rules and regulations established by Landlord in conjunction therewith, in its use of said automobile parking area and the use of the same by Tenant's customers, employees, service suppliers and other invitees. Landlord shall reasonably cooperate with Tenant in enforcing Tenant's parking rights against any third parties, which enforcement shall be at Tenant's expense.


      25.   SIGN AND FLAGPOLE

      A.    Sign

                  Tenant shall have the right to install a sign on the exterior and interior of the Premises indicating the name under which Tenant is conducting business subject to: (i) governmental regulations; (ii) presentation to Landlord of a structural report verifying the ability of the Premises to support such equipment; (iii) providing an indemnification to hold Landlord and Landlord's agents harmless for any damage resulting from the installation, use or removal of such equipment; (iv) payment of all costs associated with the installation, use and removal shall be borne solely by Tenant; (v) the understanding and agreement that Tenant shall remove such equipment and restore the condition of the Premises upon Landlord's request at the end of the Term, within ten (10) days after vacating the Premises. Subject to the foregoing, Landlord approves Tenant's use of signs as of the Commencement Date of this Lease.

      B.     Flagpole

                  Tenant shall have the right to install a flagpole on the exterior of the Premises subject to: (i) governmental regulations; (ii) providing an indemnification to hold Landlord and Landlord's agents harmless for any damage resulting from the installation, use or removal of such equipment;
(iii) payment of all costs associated with the installation, use and removal shall be borne solely by Tenant; (iv) the understanding and agreement that Tenant shall remove such equipment and restore the condition of the Premises upon Landlord's request at the end of the Term, within ten (10) days after vacating the Premises. Subject to the foregoing, Landlord approves Tenant's installation of a flagpole as of the Commencement Date of this Lease.

      26.    LATE PAYMENTS:  INTEREST AND LATE CHARGES

      A.     Interest

                  Except as otherwise provided herein, any amount due from Tenant to Landlord which is not paid when due shall bear interest at the maximum rate permitted by law from the date such payment is due until paid, except that amount spent by Landlord on behalf of Tenant shall bear interest at such rate from the date of disbursement by Landlord.

      B.     Late Charges

                  Tenant hereby acknowledges that in addition to lost interest, the late payment by Tenant to Landlord of rent or any other sums due hereunder will cause Landlord to incur other costs not contemplated in this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such other costs include, but are not limited to, processing, administrative and accounting costs. Accordingly, if any installment of rent or any Additional Rent or other sum due from Tenant shall not be received by Landlord within five (5) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to three percent (3%) of such overdue amount, not to exceed One Thousand and no/100 ($1,000,000). The parties hereby agree that (i) such late charge represents a fair and reasonable estimate of the costs Landlord will incur in processing such delinquent payment by Tenant; (ii) such late charge shall be paid to Landlord as liquidated damages; and (iii) such late charges and the payment of interest are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments.

      C.    No Waiver

                  Neither assessment nor acceptance of interest or late charges by Landlord shall constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights or remedies under this Lease. Nothing contained in this Article shall be deemed to condone, authorize, sanction or grant to Tenant an option for the late payment of rent, additional rent or other sums due hereunder and Tenant shall be deemed in default with regard to any such payments should the same not be made by the date on which they are due.

      27.   OPTION TO EXTEND LEASE TERM

      A. Provided Tenant is not in default hereunder and has performed all of its covenants and obligations hereunder, Tenant shall have one (1) option to extend the Term of this Lease (the "Option") for a period of one hundred nineteen (119) months upon the same terms and conditions, except for Basic Monthly Rental.

                  The Basic Monthly Rental during the first year of the extension shall be adjusted on the alter of August 1, 1999 or the first (1st) day of the one hundred twentieth (120th) month (the "Rental Adjustment Date"), to the lesser of the following:

                  (a) Fixed Adjustment -- the Basic Monthly Rental shall be increased to Eighty-One Thousand Nine Hundred Forty-Five and 17/100 dollars ($81,945.17) or

                  (b) Fair Market Rental Value Adjustment -- The Basic Monthly Rental shall be increased to ninety-five percent (95%) of the "fair market rental value" of the Premises, determined in the following manner:

                 1. Not later than one hundred (100) days prior to the applicable Rental Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair market rental value of the Premises as of such Rental Adjustment Date. If Landlord and Tenant have not agreed upon the fair market rental value of the Premises at least ninety (90) days prior to the applicable Rental Adjustment Date, the fair market rental value shall be determined by appraisal, by one or more brokers (herein called "broker(s)") as provided below. Said broker(s) shall have at least five (5) years' experience in the sales and leasing of commercial real property in the are in which the Premises is located.

                 2. If Landlord and Tenant are not able to agree upon the fair market rental value of the Premises within the prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single Broker not later than seventy-five (75) days prior to the applicable Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single Broker within such time period, then Landlord and Tenant shall each appoint one Broker not later than sixty-five (65) days prior to the Applicable Rental Adjustment Date. Within ten (10) days thereafter, the two (2) appointed Brokers shall appoint a third (3rd) Broker. If either Landlord or Tenant fails to appoint its Broker within the prescribed time period, the single Broker appointed shall determine the fair market rental value of the Premises. If both parties fail to appoint Brokers within the prescribed time periods, then the first Broker thereafter selected by a party shall determine the fair market rental value of the Premises. Each party shall bear the cost of its own Broker and the parties shall share equally the cost of its own Broker and the parties shall share equally the cost of the single or third Broker, if applicable.

                 3. For the purposes of such appraisal, the term "fair market rental value" shall mean the price that a ready and willing Tenant would pay, as of the applicable Rental adjustment Date, as monthly rent to a ready and willing Landlord of property comparable to the Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single Broker is chosen, then such Broker shall determine the fair market rental value of the Premises. Otherwise, the fair market rental value of the Premises shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third (3rd) appraisal shall be disregarded. In no event, however, shall the Basic Monthly Rental be reduced by reason of such computation. Landlord and Tenant shall instruct the Broker(s) to complete the determination of the fair market rental value not later than thirty (30) days prior to the applicable Rental Adjustment Date. If the fair market rental value is not determined prior to the applicable Rental Adjustment Date, then Tenant shall pay to Landlord the Basic Monthly Rental applicable to the Premises immediately prior to such extension, until the fair market rental value is determined. When the fair market rental value of the Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Basic Monthly Rental actually paid by Tenant to Landlord and the new Basic Monthly Rental determined hereunder.

                        Thereafter, every twelve (12) months after commencement of the extension, the Basic Monthly Rental shall be increased by three percent (3%) and shall be payable each and every month until further adjusted.

            (i) Tenant shall exercise said Option only by giving written notice to Landlord not earlier than one hundred eighty (180) days nor later than one hundred twenty (120) days, prior to the end of the Term.

            (ii) It is understood and agreed that this Option is personal to Penril Corp., or its successors as a result of any sale, transfer, consolidation, merger or reorganization of a majority of the voting stock of Tenant, or to an assignee of this Lease that is a successor in interest to Tenant's DataComm Division in accordance with Section 21.I., and is not otherwise transferable; in the even of any assignment, except those stated above, or subleasing of any or all of the Premises said Option shall be null and void.

      28.   BROKER

            Tenant warrants and represents that is has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except Shannon & Lochs Realtors and Coldwell Banker Commercial Real Estate Services. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability, including costs of suit and reasonable attorneys' fees for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

      29.   RELEASE OF PARTNERS OF LANDLORD

            Tenant agrees that in the event Tenant shall have any claim against Landlord under this Lease arising out of the subject matter of this Lease, Tenant's sole recourse shall be against the assets of Landlord and Tenant further hereby waives any and all rights to assert any claim against or obtain any damages from the partners, officers, agents, employees, affiliates or successors of Landlord, as the same may be constituted from time to time, for any reasons whatsoever.

      30.   NOTICES

            Any notice, demand, approval, consent, bill, statement or other communication required or desired to be given under this Lease in writing shall be directed to Tenant at Tenant's Address for Notice or to Landlord at Landlord's Address for Notice and shall be personally served or given by mail and if mailed, shall be deemed to have been given upon receipt by registered or certified United States Mail, and postage prepaid. If more than one Tenant is named under this Lease, service or any notice upon any one of said Tenants shall be deemed as service upon all such Tenants.

      Tenant's address is:          Penril Corp.
                                    1300 Quince Orchard Boulevard
                                    Gaithersburg, MD 20877

      Landlord's address is:        Birtcher
                                    27611 La Paz Road
                                    Laguna Niguel, CA 92677
                                    Attn:  Carol H. Kutteh

      31.   QUIET ENJOYMENT

            Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless to the terms and conditions of this Lease, and any mortgage and/or deed of trust to which this Lease is subordinate. Landlord hereby represents and warrants that it has lawful title to the Premises and has the power and authority to enter into this Lease with Tenant. Landlord further represents and warrants that there are no liens, encumbrances, or other contractual obligations in any way restricting Landlord's authority and ability to enter this Lease, or which may in any way affect the validity thereof.

      32.   GENERAL

      A.    Paragraph Headings

                  The paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

      B.    Incorporation of Prior Agreements; Amendments

                  This Lease and that certain Settlement Agreement by and between Landlord, Tenant and Contel contain all agreements of dealt with herein. No prior agreement or understanding pertaining to any such matter shall be binding upon Landlord or be in writing, signed by the parties hereto, and neither Landlord nor Tenant shall be liable for any oral or implied agreements.

      C.    Waiver

                  Waiver by Landlord or Tenant of any breach of any term, covenant, or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or of any other terms, covenant, or condition contained in this Lease. Landlord's or Tenant's consent to, or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's or Tenant's consent to, or approval of, any subsequent act by Tenant or Landlord. The acceptance of rent or other sums payable hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than failure of Tenant to pay the particular rent or other sum so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent, or sum equivalent to rent.

      D.    Short Form

                  Tenant agrees at the request of Landlord, to execute, deliver, and acknowledge a short form of this Lease satisfactory to counsel for Landlord, and Landlord may in its sole discretion, record such short form in the county where the Premises are located. Tenant shall not record this Lease, or a short form of this Lease, without Landlord's prior written consent, and such recordation shall, at the option of Landlord, constitute a Default of Tenant hereunder. In the event of recordation by Tenant, Tenant shall pay the cost thereof.

      E.    Time of Essence

                  Time is of the essence in the performance of each provision of this Lease.

      F.    Examination of Lease

                  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease otherwise until execution by and delivery to both Landlord and Tenant.

      G.    Severability

                  If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term or provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                  In the event any agreement, covenant or provision made by Landlord cannot be performed because of governmental restrictions or law, then that agreement, covenant, or provision shall be severed from this Lease and the non-performance of such severed agreement, covenant or provision shall not be deemed a default by Landlord; and all other agreements, provisions and covenants in this Lease shall remain in full force and effect.

      H.    Force Majeure

                  Landlord shall not be responsible for the performance of any provision of this lease in the event it is prevented from doing so by earthquake, hurricane or other act of God, war, riot, civil disobedience, labor disputes, the application of martial law or the like. In the event of Landlord's non-performance because of such force majeure, the rental herein or the other financial obligations of Tenant hereunder shall not abate, except as otherwise provided herein.

      I.    Corporate Authority

                  If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants (i) that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with a duly adopted resolution of the Board of Directors of Tenant in accordance with the By-Laws of Tenant and (ii) that this Lease is binding upon and enforceable by Landlord against Tenant in accordance with its terms. If Tenant is a corporation, Tenant shall, within Thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of its Board of Directors authorizing or ratifying the execution of this Lease.

      33.   APPLICABLE LAW AND BINDING NATURE

            This Lease shall be construed under the laws of Maryland. This Lease shall be binding upon the heirs, personal representatives, successors, grantees and assigns of the respective parties hereto.

      34.   EXECUTION

            This Lease is executed in several duplicate counterparts, each of which shall be deemed an original of this Lease for all purposes.



Landlord:                                     Tenant:

REAL ESTATE INCOME PARTNERS III,              PENRIL CORP.,
 Limited Partners,                             a Delaware Corporation
 by Birtcher Properties,
 its Managing Agent

By:   /s/ M.S. Bazar                            By: /s/ David Johnson
      ---------------------------                   -----------------------
Its:  Senior Vice President                    Its: Vice President
      ---------------------------                   -----------------------
Date: April 5, 1989                           Date: April 4, 1989
      ---------------------------                   -----------------------

                                    EXHIBIT A

                             FLOOR PLAN OF PREMISES



            Floor Plan drawings provided by DDSL, Drawing pages T1 through T9, dated 3/31/89, are hereby incorporated for reference.

                                    EXHIBIT B

                                    SITE PLAN

                                    EXHIBIT C

                             OUTLINE SPECIFICATIONS

            Outline Specifications provided by DDSL, Drawing Page T9, dated 3/31/89, is hereby incorporated for reference.

                                    EXHIBIT D

                              RULES AND REGULATIONS


      The following Rules and Regulations shall be in effect at the Premises. Landlord reserves the right to adopt reasonable modifications and additions hereto. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

      1. Except with the prior written consent of Landlord, there shall be no retail sales or any manufacturing of any kind in or from the Premises, or any business other than that specifically provided for in the Lease.

      2. Landlord reserves the right to prohibit personal goods and services vendors from access to the Premises, except upon such reasonable terms and conditions including, but not limited to, the provision for insurance coverage, as are related to the safety, care and cleanliness of the Premises, the preservation of good order thereon, and the relief of any financial or other burden on Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to Tenant or its employees. If reasonably necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Premises. The term "personal goods or services vendors" means persons who periodically enter the Premises for the purpose of conducting their business on the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services, and shoeshining services.

      3. The sidewalks, halls, passages and stairways shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The halls, passages, entrances, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Premises and Tenant, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. Tenant and its employees hall not go upon the roof of the Premises without the written consent of Landlord.

      4. The sashes, sash doors, windows, glass, and any lights or skylights that reflect or admit light into the halls for other places of the Premises, shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violations of this rule shall be borne by Tenant, or its clerks, agents, employees, or visitors, who shall have caused it.

      5. No sign, advertisement or notice from the exterior of the Premises shall be inscribed, painted or affixed by Tenant to any part of the Premises without the prior written consent of Landlord. If Landlord shall have given such consent at any time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by Landlord.

      6. In order to maintain in the outward professional appearance of the Premises, all window coverings to be installed at the Premises shall be subject to Landlord's prior approval. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, such use of such curtain, blind, shade or screen shall be forthwith discontinued by Tenant. No awnings shall be permitted on any part of the Premises.

      7. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Premises, or on the property kept therein, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Premises, or any part thereof, or with any rules and ordinances established by the Health Department or other governmental authority.

      8. No safe or other objects heavier than the floor load of the Premises shall be brought into or installed in the Premises. Landlord shall have the power to prescribe the weight and position of such safes or other objects which shall, if considered necessary by Landlord, stand on three-inch thick wood strips to distribute the weight. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the Premises, and the persons employed to move safes in or out of the Premises, and the persons employed to move safes in or out of the Premises must be acceptable to Landlord.

      9. Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any dirt or other substance into any of the corridors or halls, or out of the doors or windows or stairways of the Premises, and Tenant shall not us, keep, or permit to be used or kept, any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord by reason of noise, odors and/or vibrations.

      10. Except for microwave ovens and coffee makes, no cooking shall be done or permitted by Tenant on the Premises, nor shall offices in the Premises be used for the storage of merchandise or for lodging.

      11. Tenant shall not use or keep in the Premises any kerosene, gasoline, or flammable fluid or any other illuminating material, or use any method of heating other than that supplied by Landlord, except as otherwise provided herein.

      12. If Tenant desires telephone or telegraph connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from Landlord.

      13. Tenant, upon the termination of its tenancy, shall deliver to Landlord all the keys of offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have made, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

      14. Tenant shall not lay linoleum or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner, except by a paste, or other material which may easily be removed with water. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of these rules by Tenant, its agents, contractors, employees invitees or visitors shall be borne by Tenant.

      15. Landlord shall in no case be liable for damages for the admission to or exclusion from the Premises of any person whom Landlord has the right to exclude under Rule 3 above. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right but shall not be obligated to prevent access to the Premises during the continuance of the same by closing the doors or otherwise, for the safety of Tenant and protection of property in the Premises.

      16. Tenant shall see that the windows and doors of the Premises are closed and securely locked before leaving the Premises and Tenant shall exercise extraordinary care and caution before Tenant or Tenant's employees leave the Premises, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by the Premises or Landlord.

      17. Tenant shall not, except in the case of an emergency, alter any lock or install a new or additional lock or any bolt on any door of the Premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

      18. Tenant shall not install equipment such as, but not limited to, electronic tabulating or computer equipment, requiring electrical or air-conditional service in excess of those to be provided by Landlord under the Lease.

      19. No bicycle, or shopping cart, or other vehicle or any animal shall be brought into the Premises or the halls, corridors or any part of the Premises by Tenant.

      20. Landlord shall have the right to prohibit the use of the name of NorthTech Business Park or any other publicity by Tenant which in Landlord's opinion tends to impair the reputation of NorthTech Business Park or its desirability, and upon written notice from Landlord, Tenant will refrain from or discontinue such publicity.

      21. Tenant shall have the right to place additional trash storage containers (dumpster type) in the parking lot as may be required for the normal business operations of Tenant, provided, however; that said containers shall be located upon the Premises and used in compliance with all applicable laws, rules and regulations.

                               AMENDMENT TO LEASE

                  THIS AMENDMENT TO LEASE ("Amendment") is made as of the 15th day of November, 1996, by and between Real Estate Income Partners III, Limited Partnership, a Delaware limited partnership ("Landlord"), and Penril DataComm Networks, Inc., a Delaware corporation formerly known as Penril Corp. ("Tenant"), with reference and respect to the following facts and circumstances:

                                    RECITALS

                  A. On or about March 31, 1989, Landlord and Tenant entered into that certain Lease Agreement for a stated approximately 54,874 square feet of office space in the building known as 1300 Quince Orchard Boulevard, Gaithersburg, Maryland which is a part of Northtech Business Park. The Lease Agreement has been amended by that certain Letter Agreement dated May 14, 1990. The Lease Agreement, as amended by the Letter Agreement, is hereinafter referred to as the "Lease."

                  B. In accordance with Section 11 of the Lease Agreement, Tenant desires to obtain Landlord's approval of certain alterations to the Premises.

                  C. The parties desire to modify and/or confirm the Lease as otherwise provided herein.

                  IN CONSIDERATION OF THE FOREGOING PREMISES, the covenants, conditions, agreements, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties, the parties do hereby agree as follows:

                               AMENDMENT/AGREEMENT

                  1. The Recitals set forth in the lettered paragraphs above are incorporated herein by this reference.

                  2. Defined terms are indicated by initial capital letters. Except as otherwise specifically provided herein, defined terms shall have the same meaning in this Amendment as they do in the Lease.

                  3. Landlord hereby consents to Tenant performing the alterations described in Exhibit A attached hereto and incorporated herein by this reference, subject, however~er to the following: Such alterations shall be made and performed in strict compliance with Section 11 of the Lease Agreement; Landlord shall and does hereby require Tenant to provide to Landlord, at Tenant's sole cost and expense, lien and completion bonds in an amount equal to one and one-half ( 1.5) times the estimated cost of such improvements (which estimated cost is One

Hundred Forty-Nine Thousand One Hundred Fourteen Dollars ($149,114.00) and, therefore, the bonds shall be in the amount of Two Hundred Twenty-Three Thousand Six Hundred Seventy-One Dollars ($223,671.00)). Such bonds shall be provided by Tenant to Landlord on or before Friday, November 22. 1996.

                  4. Tenant acknowledges and agrees that for all purposes of the Lease the Premises shall be deemed to consist of approximately 54,874 square feet of space and that, consistent with Section 3 of the Lease Agreement, Base Rent owing under the Lease during the term of the Lease is as set forth in Exhibit B attached hereto and incorporated herein by this reference.

                  5. For all purposes of the Lease, Tenant is and shall be estopped from claiming that the Premises consist of other than approximately 54,874 square feet or that Base Rent is other than as set forth in Section 3 of the Lease Agreement and reiterated in Exhibit B hereto.

                  6. Section 9.B of the Lease Agreement provides that, except for those items Landlord is responsible for pursuant to Section 10.A of the Lease Agreement, Tenant shall, at Tenant's sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules and regulations, now in force or which may hereinafter be in force. Tenant acknowledges and agrees that Tenant is responsible and liable for having the Premises (as well as all parts of the building or Northtech Business Park effected by Tenant's occupancy, use, operation or maintenance of the Premises or any part of it) comply with all legal requirements, including without limitation the Americans with Disabilities Act ("ADA"). Tenant further acknowledges and agrees that Tenant shall take all actions necessary to bring the Premises and Tenant's operations therein and Tenant's use thereof (and all other parts of the building and Northtech Business Center for which Tenant is responsible or which are affected thereby) into compliance with the ADA as soon as reasonably possible, but in any event by August 31, 1997. Tenant's responsibilities and liabilities hereunder shall include, without limitation, the obligation and liability to bring into ADA compliance and otherwise make the changes, modifications and/or repairs set forth in Exhibit C attached hereto and incorporated herein by this reference. On or before September 30, 1997, Tenant shall provide to Landlord reasonably satisfactory evidence that Tenant has performed its obligations under this Paragraph 6.

                  7. Tenant shall and does hereby indemnify, defend and hold Landlord, including without limitation Landlord s agents, representatives and employees, free and harmless of, from and against any and all claims, demands, losses, liabilities, costs and expenses, including without limitation reasonable attorneys' fees, suffered or incurred by Landlord or the other indemnities as a result of, in connection with, or in anyway relating to (i) Tenant's breach or failure to perform under Section 9.B of the Lease Agreement or (ii) the Premises or any part of the building or Northtech Business Center for which Tenant is responsible (or which effected by Tenant's occupancy or use of the Premises) not being in compliance with laws, including without limitation the ADA, at any time, whether occurring before or after the execution of this Amendment.

                  8. This Amendment does not and shall not be deemed to waive or release Tenant from any obligation or liability under the Lease, including without limitation those set forth in Section 9.B of the Lease Agreement.

                  9. Except as set forth herein, the Lease is unchanged and shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written hereinabove.

                                                "LANDLORD"

                                                REAL ESTATE INCOME PARTNERS III,
                                                a Limited Partnership,
                                                a Delaware limited partnership

                                                By: s/Michael s. Bazar
                                                    ----------------------------
                                                Name:
                                                     ---------------------------
                                                Title: Senior Vice President
                                                       -------------------------

                                                "TENANT"

                                                Penril DataComm Networks, Inc.,
                                                a Delaware corporation

                                                By:   s/Barry E. Beswick
                                                    ----------------------------
                                                Name:
                                                     ---------------------------
                                                Title: Real Estate Manager
                                                       -------------------------

                                   EXHIBIT "A"

                                   [attached]














                                   Exhibit "A"

                                    EXHIBIT A



The plans issued by Richard A. Donnally Associates, P.A., dated October 30, 1996 for job number SP021-12 drawn by G.A.J. and checked by R.A.J. for Penril Datability Networks, Inc., for the property located at 1300 Quince Orchard Boulevard Gaithersburg, Maryland.

                                   EXHIBIT "B"

                                   [attached]













                                   Exhibit "B"

                                    EXHIBIT B

                                      RENT

                  Tenant shall pay to Landlord as rent for the Premises for the Term the sum of Six Million Thirty-Five Thousand Eight Hundred Sixty-Five and 67/100 Dollars ($6,035,865.67) and any additional initial partial monthly payment of Basic Monthly Rental as defined below (collectively, the "Base Rent"). The Base Rent shall be payable in monthly installments (subject to proration for partial months as hereinafter provided) in advance on the first day of each calendar month during the Term hereof, follows:

                       Period                         Basic Monthly Rental
--------------------------------------------        ------------------------
Month 1 through and including month 12                    $25,150.58
and any initial partial month

Month 13 through and including                             34,296.25
month 24

Month 25 through and including                             45,728.33
month 36

Month 37 through and including                             52,587.58
month 48

Month 49 through and including                             54,142.35
month 60

Month 61 through and including                             55,788.57
month 72

Month 73 through and including                             57,480.52
month 84

Month 85 through and including                             59,218.19
month 96

Month 97 through and including                             61,001.60
month 108

Month 109 through and including                            62,830.73
month 119

                  The first monthly installment shall be payable upon the execution of this Lease and the remaining installments shall be payable, in advance, without notice or demand, on the first day of each month during the aforesaid term. Each monthly installment shall hereinafter be referred to as the "Basic Monthly Rental". Should the term of this Lease commence on a day other than the first day of a calendar month, Tenant agrees the Base Rent, Basic Monthly Rental and any Additional Rent (as defined below) for that month shall be prorated and adjusted accordingly, and rent for the remaining months shall be due and payable on the first of the month as provided above. The Basic Monthly Rental and any Additional Rent or sum due to Landlord shall be paid to Landlord at 27611 La Paz Road, Laguna Niguel, California 92656, or to such other party or other address as Landlord may from time designate by written notice to Tenant.

                                   EXHIBIT "C"

                                   [attached]












                                   Exhibit "C"

                                   EXHIBIT "C"

                             NORTHTECH BUSINESS PARK


               BARRIER                                                   SOLUTION
               -------                                                   --------
Accessible parking aisles are too narrow. No               Re-stripe. Note that one aisle can be shaved
"van accessible" parking provided                          by two spaces. Re-stripe to provide one "van
                                                           accessible" space.

Accessible parking space aisles and curb                   Install detectable warning per ADA.
ramps lack detectable warning.

Access to side walks from parking are                      Level these curbs and elevation changes.
obstructed by excessive curbs.

Accessible ramp exceeds minimum slope of                   Provide new handrails on inside of curb on
1:12. Ramp handrails do not conform.                       both sides.

Handrails at stairs do not conform.                        Relocate outside rails and provide extensions
                                                           at top and bottom risers to meet ADA
                                                           standards.

Interior and entry areas hardware in stair                 Replace with lever hardware.
cores providing access to ramps is not
accessible.

Rails at stairs coves not conforming.                      Providing extensions (12") at bottom and top
                                                           risers to meet ADA standards.

Stair rails in stair coves not conforming.                 Providing extensions to meet ADA standards.
ADA requires that, at a minimum, visual                    Install visual sign appliances as required by
signal appliances shall be provided in                     ADA.
buildings and facilities in restrooms, general
usage areas, hallways, lobbies, and other
common use areas.

May 14, 1990


Penril Corporation
Mr. David Johnson, President
 1300 Quinne Orchard boulevard
Gaithersburg, MD 20877

Re:   Letter Agreement - Amendment to Lease

Dear David:

This letter agreement when countersigned by you on behalf of Penril Corporation shall constitute an amendment to that certain North Tech Business Park Lease dated March 31, 1989, (the "Lease") by and between Real Estate Income Partners III ("Landlord") and Penril Corporation ("Tenant") with respect to the lease of space in that certain property known as North Tech Business Park, 1300 Quince Orchard Boulevard, Gaithersburg, MD 20877 (the "Property"). Inasmuch as any and all amendments or modifications to the Lease are required to be in writing and signed by the parties, the Landlord and Tenant have entered into and executed this letter agreement to serve as an amendment and modification to the Lease. The Lease is hereby amended, modified and supplemented as follows:

                  1. With reference to the above Lease, Tenant as Payor has executed and delivered to Landlord as Payee the Promissory Note ("Note") attached hereto, marked Exhibit "A" and hereby incorporated by reference.

                  2. Under the terms of the Note, Tenant/Payor understands and agrees that a default under the terms of the Note is deemed to be a default under the terms of the Lease and a default under the terms of the Lease is deemed to be a default under the terms of the Note. Tenant/ Payor further understands and agrees that Landlord/Payee would not have accepted the Note in payment of certain of Tenant/ Payor's obligations under the Lease but for Tenant/Payor's agreement as set forth in the

                               Penril Corporation
                                Mr. David Johnson
                                  May 14, 1990
                                    Page Two



                        Note including, but not limited to, the cross-default language set forth in the Note.

                  3. Except as otherwise modified herein, all other terms and conditions shall remain unchanged and of full force and effect.

Your signature below, on behalf of Penril Corporation, Tenant constitutes your understanding, agreement to an acceptance of the terms of this letter agreement and amendment to the Lease. Please execute and date both duplicate originals of this letter agreement and retain one for your files and return the other to the attention of Diane Mellecker in care of Bircher, 3333 North Mayfair Road, Milwaukee, Wisconsin 53222.

Thank you for your courtesy and cooperation.

Very truly yours,

s/Diane Mellecker
-----------------

REAP III, Limited Partners
By:   Bircher Properties
L.S.: Managing Agent


Diane Mellecker
Property Manager

AGREED, ACCEPTED AND ACKNOWLEDGED THIS 22nd day of May, 1990.


By:    s/David Johnson
       ---------------

Enclosure




                                        2